SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	May 10, 2002

Date of Earliest Event Reported:	April 29, 2002

Relevant Links, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Colorado
(State of Organization)

84-1547578
(I.R.S. Employer Identification No.)

Commission File Number 333-52268

7080 N. Whitney, Suite 101
Fresno, CA 93720
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code) (559) 434-1565

(Former Name and Address of Registrant)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT.

None.

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS.

On April 29, 2002, our Board of Directors through our president approved and executed an Agreement and Plan of Reorganization with Direct Response Financial Services, Inc., a Delaware Corporation. The plan resulted in the issuance of six (6) million common shares of Relevant Links, Inc. at a par value of 0.001 cents per share, to the Shareholders of Direct Response Financial Services Inc. in exchange for all outstanding shares of Direct Response Financial Services, Inc.

Direct Response Financial Services, Inc. intends to provide financial services to the direct response retail industry. Many of these retailers market products on television through the use of infomercials.

The Shareholders, Officers and Directors of Direct Response Financial Services, Inc. had no prior relationship with the registrant, any affiliates of the registrant, any director or officer of the registrant, or any associate of any such director or officer. Relevant Links, Inc. sought potential opportunities to expand operations and initiated contact with Direct Response Financial Services, Inc.

The Board considered, including but not limited to the following factors when determining the amount of consideration for this purchase: the historic losses of the company, lack of significant revenues, difficulties implementing the current business plan resulting from the availability of open source code competitive software product, when making its valuation of the compensation related to the exchange of common shares pursuant to the agreement. The Board further considered the potential revenue of the intended financial products associated intended by Direct Response Financial Services, Inc. and felt the agreement would be beneficial to the shareholders.

ITEM 3.

BANKRUPTCY OR RECEIVERSHIP.

None

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

None

ITEM 5.

OTHER EVENTS.

On April 29, 2002, it was resolved by the Board that Rodney Ray would be appointed to the Board of Directors to fill one of the vacancies created by resignations of past Board members and to serve until the next annual meeting of the shareholders.

Effective April 29, 2002 the Board of Directors appointed Rodney Ray to serve as the company’s President.

On April 29, 2002, it was resolved by the Board of Directors that corporation’s name would be changed to Direct Response Financial Services, Inc.

ITEM 6.

RESIGNATION OF REGISTRANT’S DIRECTORS.

None

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements required by this item are currently unavailable and will be filed by amendment to this report no later than 60 days from the required filing date of this report.

Exhibit (2) – Agreement and Plan of Reorganization - effective April 29, 2002 is attached and incorporated into this current report.

ITEM 8.

CHANGE IN FISCAL YEAR.

None.

ITEM 9.

SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Relevant Links, Inc.

/s/ Rodney Ray
By: Rodney Ray
President

Date: May 10, 2002